UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 11, 2022, the Board of Directors of ALX Oncology Holdings Inc. (the “Company”) appointed Dr. Itziar Canamasas to its Board of Directors and increased the size of its Board of Directors from six to seven directors in connection with her appointment. The appointment was made based upon the recommendation of the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Dr. Canamasas has been designated as a Class II director for a term expiring at the Company’s 2022 Annual Meeting of Stockholders.

Dr. Canamasas currently serves as the Head of Oncology Europe, Middle East and Africa at Bayer AG. During her 20 plus years at Bayer, Dr. Canamasas has held various oncology leadership positions with expertise focused on global commercialization, strategic life-cycle development and corporate strategy, including roles as Vice President of Global Marketing Oncology and Managing Director of Bayer Limited. Dr. Canamasas is also the Organizational Development Director for the Ambassador Program at the Healthcare Businesswomen’s Association (HBA). Dr. Canamasas holds an M.S. in Biology with distinction from the Universitat de Barcelona and a Ph.D. in Cancer Genetics from the University of Mainz.

In accordance with the Company’s outside director compensation policy (the “policy”) and in connection with her appointment on April 11, 2022, Dr. Canamasas was automatically granted an initial award of stock options to purchase 24,009 shares of the Company’s common stock (the “Initial Award”). The Initial Award is scheduled to vest in equal installments as to one thirty-sixth of the shares subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to the Company through the applicable vesting date. Dr. Canamasas shall also be entitled to annual cash compensation and equity awards under the terms of the policy. In addition, the Company entered into an indemnification agreement with Dr. Canamasas in the same form as the Company’s other directors.

There are no arrangements or understandings between Dr. Canamasas and any other person pursuant to which she was selected to serve on the Company’s Board of Directors. There are no transactions in which the Company or any of its subsidiaries is a party and in which Dr. Canamasas has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On April 12, 2022, the Company, issued a press release announcing the appointment of Dr. Canamasas to its Board of Directors effective as of April 11, 2022. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description

99.1	Press Release dated April 12, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: April 12, 2022	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer